UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

VA Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 8, 2004
____________________________

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VA Software Corporation (the “Company”), a Delaware corporation, will be held on Wednesday, December 8, 2004 at 9:00 a.m., local time, at the Company’s principal executive offices located at 46939 Bayside Parkway, Fremont, CA 94538, for the following purposes:

1.	To elect three (3) Class II directors to serve for a three year term and until their successors are duly elected and qualified (Proposal One);

2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending July 31, 2005 (Proposal Two); and

3.	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 11, 2004 are entitled to notice of and to vote at the meeting.

Fremont, California
October 29, 2004

Sincerely,

Bret M. DiMarco Secretary

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with our solicitation of proxies, on behalf of the Board of Directors, for the 2004 Annual Meeting of Stockholders. The Proxy Statement and the related proxy form are being distributed on or about October 29, 2004. You can vote your shares using one of the following methods:

•	Vote through the Internet at the website shown on the proxy card;

•	Vote by telephone using the toll-free number shown on the proxy card;

•	Vote by mail by completing and returning a written proxy card; or

•	Attend our 2004 Annual Meeting of Stockholders and vote in person.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 7, 2004. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card.

All stockholders are cordially invited to attend the meeting, however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

VA SOFTWARE CORPORATION
46939 Bayside Parkway
Fremont, California 94538

____________________________

PROXY STATEMENT
____________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of VA Software Corporation (the “Company”) for use at our Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s principal executive offices located at 46939 Bayside Parkway, Fremont, California 94538, on Wednesday, December 8, 2004, at 9:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our telephone number is (510) 687-7000.

     Our Annual Report on Securities and Exchange Commission (“SEC”) Form 10-K, containing financial statements for the fiscal year ended July 31, 2004, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and our Annual Report on Form 10-K were first mailed on October 29, 2004 to all stockholders entitled to vote at the Meeting.

STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY’S 2004 FORM 10-K NOT INCLUDING EXHIBITS AT NO CHARGE. IF YOU PREFER A COPY OF THE 2004 FORM 10-K INCLUDING EXHIBITS, YOU WILL BE CHARGED A REASONABLE FEE (WHICH SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY SENDING A WRITTEN REQUEST TO VA SOFTWARE CORPORATION, 46939 BAYSIDE PARKWAY, FREMONT, CALIFORNIA, 94538, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

     Stockholders of record at the close of business on October 11, 2004 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the Meeting and at any adjournment(s) thereof. We have one series of stock issued and outstanding, designated as Common Stock, $0.001 par value per share, and one series of undesignated Preferred Stock, $0.001 par value per share. As of the Record Date, 250,000,000 shares of our Common Stock were authorized and 61,381,488 shares of our Common Stock were issued and outstanding. As of the Record Date, 10,000,000 shares of our Preferred Stock were authorized and no shares of our Preferred Stock were outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it as follows:

1.	Delivering to us at our principal offices (Attention: Investor Relations) a written notice of revocation before such proxy is used; or

2.	Delivering subsequent proxy instructions as follows:

—

   By Phone: Use the toll free telephone number provided on the proxy card to vote again prior to 11:59 p.m. EST on December 7, 2004 (specific instructions for using the telephone voting system are on the proxy card);

—

   By Internet: Use the Internet voting site listed on the proxy card to vote again prior to 11:59 p.m. EST on December 7, 2004 (specific instructions for using the Internet voting system are on the proxy card);

—	By Mail: Sign, date and mail another proxy card bearing a later date and deliver such proxy card to our principal offices (Attention: Investor Relations) prior to the use of the original proxy; or

—	In Person: Attend the Meeting and vote your shares in person.

Voting

     On all matters, each stockholder shall be entitled to one vote for each share of the Company’s capital stock held by such stockholder. (See “Proposal One — To Elect Three (3) Class II Directors To Serve For A Three Year Term And Until Their Successors Are Duly Elected And Qualified — Vote Required.”)

Solicitation of Proxies

     We will bear the cost of soliciting proxies. We may, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by proxy or in person at the Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be one of our employees. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the Meeting.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN, or “broker non-votes,” as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. “Broker non-votes” will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the ratification of BDO Seidman, LLP as our independent accountants for the fiscal year ending July 31, 2005; and (iii) such other business as may properly come before the Meeting or any adjournment thereof in the discretion of the proxy holder.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders that are intended for inclusion in our proxy statement relating to our 2005 Annual Meeting of Stockholders must be received by us at our principal executive offices at 46939 Bayside Parkway, Fremont, CA 94538, Attention: General Counsel, not later than July 1, 2005 and must satisfy the conditions established by the SEC for stockholder proposals in order to be included in our proxy statement for that meeting. Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business.”

Transaction of Other Business

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in this Proxy. If any other matter or matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their discretion. By signing the proxy card, you are granting the persons named in the Proxy such discretion.

     Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder for consideration at this year’s Meeting, timely notice must have been delivered to, or mailed and received by, us not later than 120 days nor more than 150 days before October 27, 2004, the one-year anniversary of the month and day that our proxy statement was released to the stockholders in connection with last year’s annual meeting. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) the name and address of the stockholder proposing such business; (b) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy to introduce the business specified in the notice; (c) if the proposal is for the nomination of directors, a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which the nomination(s) are to be made by the stockholder; (d) such other information regarding the proposal as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the matter been proposed by our Board of Directors; and (e) if the proposal is for the nomination of directors, the consent of each nominee to serve as a director. The chairman of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of October 11, 2004, certain information with respect to the beneficial ownership of our Common Stock by (i) any person, known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and each nominee seeking to become one of our directors, (iii) each of our executive officers named in the Summary Compensation Table appearing herein, and (iv) all of our current executive officers and directors as a group. The number and percentage of shares beneficially owned are based on the aggregate of 61,381,488 shares of Common Stock outstanding as of October 11, 2004. We do not know of any arrangements, including any pledge of our securities by any person, the operation of which may at a subsequent date result in a change of control of the Company.

Names and Addresses of Beneficial Owners(1)	Number of Shares	Percent of Common Stock Outstanding
Larry M. Augustin(2)	5,170,187	8.3%
Ali Jenab(3)	1,429,113	2.3%
Carl Redfield(4)	416,669	*
Kathleen R. McElwee(5)	208,854	*
Darryll E. Dewan(6)	193,166	*
Douglas Leone(7)	180,215	*
Colin Bodell(8)	178,854	*
Andrew Anker(9)	76,333	*
David B. Wright(10)	75,000	*
Robert M. Neumeister, Jr.(11)	59,166	*
Andre Boisvert(12)	48,333	*
Ram Gupta(13)	41,250	*
Patrick J. Ferrell(14)	15,625	*
Sheila Baker (15)	6,250	*
All directors and officers as a group (14 persons)(16)	8,099,015	12.5%

*	Represents less than 1% of the outstanding shares Common Stock.

(1)	Unless otherwise indicated, the address of each officer, director or 5% stockholder is c/o VA Software Corporation, Attention: Stock Plan Manager, 46939 Bayside Parkway, Fremont, California 94538.

(2)	Includes 213,000 shares owned by Mr. Augustin’s wife and 1,700 shares owned by Mr. Augustin’s father. Also includes 864,999 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(3)	Includes 1,429,113 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(4)	Includes 135,000 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(5)	Includes 208,854 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(6)	Includes 191,666 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(7)	Includes 175,000 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(8)	Includes 178,854 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(9)	Includes 23,333 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(10)	Includes 75,000 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(11)	Includes 59,166 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(12)	Includes 48,333 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(13)	Includes 41,250 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(14)	Includes 15,625 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(15)	Includes 6,250 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

(16)	Includes the shares beneficially owned by the directors and officers set forth on the above table as well as 3,452,443 shares subject to options that are exercisable within sixty (60) days of October 11, 2004.

PROPOSAL ONE

TO ELECT THREE (3) CLASS II DIRECTORS TO
SERVE FOR A THREE YEAR TERM OR UNTIL THEIR
SUCCESSORS ARE DULY ELECTED AND QUALIFIED

     Our Board of Directors has nine authorized directors and currently consists of nine members. We have a classified Board of Directors, which is divided into three classes and whose terms expire at different times. The three classes are currently comprised of the following directors:

—	Class I consists of Larry M. Augustin, Andre Boisvert and Douglas Leone, who will serve until the annual meeting of stockholders to be held in 2006;

—	Class II consists of Andrew Anker, Ram Gupta and Carl Redfield, who will serve until the annual meeting of stockholders to be held in 2004; and

—	Class III consists of Ali Jenab, Robert M. Neumeister, Jr., and David B. Wright, who will serve until the annual meeting of stockholders to be held in 2005.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees

     The term of the three Class II directors will expire on the date of the Meeting. The Board of Directors does not have a standing Nominating Committee. The independent members of the Board of Directors unanimously resolved to nominate the three Class II directors for election to the Board. The nominees for election by the stockholders to these three positions are:

—	Andrew Anker;

—	Ram Gupta; and

—	Carl Redfield.

     We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a Class II Director at the Meeting will continue until our annual meeting of stockholders held in 2007 or until a successor has been elected and qualified. There are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which he or she is or was to be selected as one of our directors or officers.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named above, each of whom is currently one of our directors. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed above as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

Vote Required

     Directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote on this matter at the Meeting. Accordingly, the three candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the Meeting will be elected directors of the

Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no legal effect on the election of directors once a quorum is present. See “Information Concerning Solicitation And Voting — Quorum; Abstentions; Broker Non-Votes.”

Information About The Directors, Nominees And Executive Officers

     The following table sets forth for each of our Class I Directors, Class II Directors, Class III Directors and executive officers, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Executive Officers
Ali Jenab	41	President, Chief Executive Officer and Class III Director
Sheila Baker	45	Senior Vice President, Marketing
Colin Bodell	42	Senior Vice President and Chief Technology Officer
Darryll E. Dewan	53	Executive Vice President, Worldwide Field Operations
Patrick J. Ferrell	48	Senior Vice President and General Manager, OSTG
Kathleen R. McElwee	49	Senior Vice President and Chief Financial Officer

Directors
Larry M. Augustin	42	Chairman and Class I Director
Andrew Anker	39	Class II Director
Andre Boisvert(1)	51	Class I Director
Ram Gupta(2)	42	Class II Director
Douglas Leone(1)	47	Class I Director
Robert M. Neumeister, Jr.(2)	54	Class III Director
Carl Redfield(2)	57	Class II Director
David B. Wright(1)	53	Class III Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

     There is no family relationship between any of our directors or executive officers.

     Ali Jenab has served as our Chief Executive Officer and President since July 2002 and as a member of our Board of Directors since June 2001. Mr. Jenab was our President and Chief Operating Officer from February 2001 until July 2002. From August 2000 through February 2001, Mr. Jenab served as Senior Vice President and General Manager of our Systems Division. From 1983 through August 2000, Mr. Jenab held various positions at Amdahl Corporation, a provider of high-end integrated computing solutions. From October 1999 through August 2000, he was group president of Amdahl’s technology division. From October 1998 through October 1999, Mr. Jenab was Amdahl’s vice president of strategic business, and from January 1997 through October 1998, Mr. Jenab was vice president of worldwide marketing. From July 1995 through January 1997, Mr. Jenab was director of marketing at Amdahl. Mr. Jenab is a member of the board of directors of Tower Automotive Inc.

     Sheila Baker has served as our Senior Vice President of Marketing since June 2004. From February 2001 through June 2004, Ms. Baker served as MontaVista Software Inc.’s vice president of marketing. MontaVista Software is a provider of embedded Linux software. From May 2000 through December 2000, Ms. Baker served as Magically, Inc.’s chief operating officer, Americas. Magically is an application service provider, focused on communication and collaboration technologies for Internet browsers and wireless application protocol (WAP) enabled phones. From April 1998 through May 2000, Ms. Baker served as the Santa Cruz Operation Inc.’s vice president, US channel sales. The Santa Cruz Operation is a provider of UNIX server software.

     Colin Bodell has served as our Senior Vice President and Chief Technology Officer since June 2004. From October 2001 until June 2004, Mr. Bodell served as our Senior Vice President of Product Development. From August

2001 through September 2001, Mr. Bodell served as general manager of Talkway Communications, a provider of video messaging products. Mr. Bodell was a private investor in July 2001. From August 2000 through June 2001, Mr. Bodell served as executive vice president of engineering and product management for Webgain, Inc., a provider of enterprise Java application development tools. Mr. Bodell served as chief operating officer and vice president of product development for Intellicorp, Inc., a technology firm focused on optimizing enterprise business processes, from December 1995 through July 2000.

     Darryll E. Dewan has served as our Executive Vice President of Worldwide Field Operations since January 2004, and as our Executive Vice President of Worldwide Sales from October 2003 through December 2003. From August 2003 through September 2003, Mr. Dewan was a private investor. From January 2003 through July 2003, Mr. Dewan was vice president of global account sales for QAD, Inc., a provider of enterprise resource planning (ERP) software applications. From November 2002 through January 2003, Mr. Dewan served as president of global alliances and strategic accounts for i2 Technologies, Inc., a provider of supply chain management software and services. From July 2002 through November 2002, Mr. Dewan served as i2’s executive vice president of global alliances and strategic accounts. From April 2002 through July 2002, Mr. Dewan served as i2’s president of national account division sales. From December 2000 through April 2002, Mr. Dewan served as i2’s senior vice president of national account division sales. From October 1999 through December 2000, Mr. Dewan served as i2’s senior vice president of strategic original equipment manufacturers. From June 1999 through October 1999, Mr. Dewan served as i2’s group vice president of United States geographical accounts.

     Patrick J. Ferrell has served as Senior Vice President of OSTG since April 2004. From August 2003 through March 2004 Mr. Ferrell served as chief financial officer and vice president of business development for Sportsweb One, Inc., an online network of sports-related Web sites. From October 1999 through August 2003, Mr. Ferrell served as managing director of Xscape Velocity, Inc., a management consulting firm focused on seed-level companies with Internet content strategies. From November 1988 through September 1999, Mr. Ferrell served as president and chief executive officer of Infotainment World, Inc., now known as IDG Entertainment, a subsidiary of International Data Group, a technology media, research and event company.

     Kathleen R. McElwee has served as our Senior Vice President and Chief Financial Officer since September 2004 and as our Vice President and Chief Financial Officer from January 2002 through August 2004. From July 2000 until January 2002, Ms. McElwee was senior vice president of finance and chief financial officer of The 3DO Company, a developer, publisher and distributor of interactive entertainment software for advanced entertainment systems. Ms. McElwee was the chief financial officer of Lightspan, Inc., a developer of educational software, from January 1999 until July 2000. Ms. McElwee was with Galoob Toys, Inc., a developer and marketer of toys, from November 1995 until January 1999, where in November 1998 she was promoted to chief financial officer from her position as vice president of planning and analysis.

     Larry M. Augustin, one of our founders, served as our Chief Executive Officer from March 1995 until July 2002 and has been a member of our Board of Directors since March 1995. From March 1995 through January 2001, Mr. Augustin also served as our President. Mr. Augustin has served as Chairman of our Board of Directors since October 2001. From September 1989 through December 1995, Mr. Augustin was a consultant for Fintronic USA, Inc., a provider of high performance electronic design automation tools, and was a research associate at Stanford University. Mr. Augustin is a director of Linux International, a Linux vendor and advocacy association, and a director of the Open Source Development Lab, Inc., which provides open source developers with resources and guidance to build enhancements into Linux. Since December 2002, Mr. Augustin has served as a director of the Free Standards Group, a nonprofit organization dedicated to accelerating the use of free and open source software by developing and promoting standards. Since January 2003, Mr. Augustin has been a venture partner at Azure Capital Partners, a venture capital firm, where he specializes in software, systems, and related IT infrastructure technologies.

     Andrew Anker has served on our Board of Directors since September 2004. Mr. Anker has served as Six Apart Limited’s executive vice president of corporate development since June 2004. Six Apart is a provider of personal publishing systems and services. From July 2003 through May 2004, Mr. Anker was a private investor. From March 1999 through June 2003, Mr. Anker was a general partner with August Capital, a venture capital fund focused on investing in early-stage technology companies. Mr. Anker joined August Capital in April 1998. From March 1994 through February 1998, Mr. Anker served as co-founder and chief executive officer of Wired Digital, Inc., an Internet-based news and media company. Mr. Anker served as a member of the board of directors of ImproveNet, Inc. from March 1999 until December 2002.

     Andre Boisvert has served on our Board of Directors since March 2002. From April 2001 until April 2004, Mr. Boisvert served on the board of directors of Sagent Technology, Inc., a provider of business intelligence software. Mr. Boisvert was elected Chairman of Sagent’s Board in January 2002 and from July 2002 until April 2004 served as Sagent’s interim chief executive officer. On October 1, 2003, Group 1 Software Inc. completed the purchase of substantially all of Sagent’s operating assets. Since February 2002, Mr. Boisvert has been a partner in a European holding company, Corporate Application Services Holding A/S, which owns several software and services companies throughout continental Europe, the United Kingdom and the United States. From January 2000 through February 2001, Mr. Boisvert served as president and chief operating officer of SAS Institute, Inc., a provider of business-intelligence software and services. From January 1998 through December 1999, Mr. Boisvert worked as an independent consultant for Microsoft Corporation, an operating system and application software company. From December 1995 through December 1997, Mr. Boisvert worked as special general partner of Southeast Interactive Technology Funds, a venture capital firm, where he served as interim chief executive officer for two of the fund’s portfolio companies.

     Ram Gupta has served on our Board of Directors since February 2002. From August 2000 through October 2004, Mr. Gupta served as executive vice president, products and technology for PeopleSoft, Inc. a provider of enterprise application software. From December 1997 until July 2000, Mr. Gupta was senior vice president and general manager for Healtheon¦WebMD Corp, a provider of services that link physicians, consumers, providers and health plans online. Before that, from December 1994 until November 1997, Mr. Gupta served as director of the multimedia networking group at Silicon Graphics, Inc., a provider of high-performance computing, visualization and storage equipment.

     Douglas Leone has served on our Board of Directors since October 1998. He has been at Sequoia Capital, a venture capital firm, since July 1988 and has been a general partner since 1993. He is a member of the board of directors of several private corporations, including Agitar Software, Inc., Aruba Wireless Networks, Inc., Certus, Inc., Metreo, Inc., and RouteScience Technologies, Inc.

     Robert M. Neumeister, Jr., has served on our Board of Directors since June 2001. Since January 2003, Neumeister has served as chief financial officer for Dex Media, Inc., a company providing local and national advertisers with directory, Internet and direct marketing solutions. From September 2001 through December 2002, Mr. Neumeister served as chief financial officer for Myriad Proteomics, Inc., a company engaged in mapping the human proteome. From July 2001 through September 2001, Mr. Neumeister was a private investor. Mr. Neumeister was chief financial officer of Aerie Networks, Inc., a telecommunications network company, from January 2000 through June 2001. Mr. Neumeister served as vice president and director of finance of Intel Corporation, a leading supplier of microprocessors used in the computing and communications industries, from December 1998 through December 1999. Prior to joining Intel, Mr. Neumeister served as chief financial officer of Sprint Corporation’s PCS group, a mobile telephone service provider, from September 1995 through November 1998. Mr. Neumeister is a member of the board of directors of Symmetricom, Inc.

     Carl Redfield has served on our Board of Directors since October 1998. Since September 2004, Mr. Redfield has served as senior vice president, New England executive sponsor, of Cisco Systems, Inc., a provider of Internet Protocol-based (IP) networking solutions. From February 1997 through September 2004, Mr. Redfield served as Cisco Systems’ senior vice president, manufacturing and logistics. From September 1993 until February 1997, Mr. Redfield was vice president of manufacturing of Cisco Systems. Mr. Redfield is a member of the board of directors of Cincinnati Bell Inc.

     David B. Wright has served on our Board of Directors since December 2001. Since August 2004, Mr. Wright has served as executive vice president, office of the chief executive officer, strategic alliances and global accounts, for EMC Corporation, a provider of products, services, and solutions for information storage and management. From October 2003 until August 2004, Mr. Wright served as an EMC executive vice president and president of EMC’s Legato Systems division, which develops, markets and supports enterprise class storage software products and services. From October 2000 until its acquisition by EMC in October 2003, Mr. Wright served as president and chief executive officer of Legato Systems, Inc. Mr. Wright joined Legato Systems following a thirteen-year career with Amdahl Corporation, a provider of high-end integrated computing solutions, where he served as president and chief executive officer from September

1997 through September 2000. Mr. Wright serves on the Board of Directors of Aspect Communications Corporation, ISO Properties, Inc., and Metatomix, Inc.

Director Compensation

     We reimburse our directors who are not officers or employees for expenses incurred in attending any Board of Directors or committee meeting. Directors who are also our officers or employees are not reimbursed for expenses incurred in attending Board of Directors or committee meetings. Since August 2002, we compensate our directors who are not our officers or employees $2,500 for each Board meeting such director attends in person for the entire meeting, and $1,250 for each Board meeting such director attends telephonically for the entire meeting. Since August 2002, we compensate our Audit Committee members $1,500 for each regularly scheduled Audit Committee meeting such member attends in person or telephonically for the entire meeting.

     Our non-employee directors are eligible to participate in our 1999 Director Option Plan (the “Director Plan”). Under the Director Plan, each non-employee director who joins our Board of Directors will automatically receive a grant of an option to purchase 80,000 shares of our Common Stock on the date on which such person becomes a director. The shares subject to the options granted to non-employee directors will vest over a three year period following the date of grant with one quarter of the total number of shares subject to the options vesting on the date of grant and one thirty-sixth of the remaining unvested shares vesting each month thereafter. Additionally, at each successive annual stockholder meeting, each non-employee director who has previously served at least six consecutive months prior thereto (including our current non-employee directors) will receive an option to purchase 20,000 shares of our Common Stock. The shares subject to the additional options granted to non-employee directors will vest over a three year period following the date of grant with one quarter of the total number of shares subject to the options vesting on the date of grant and one thirty-sixth of the remaining unvested shares vesting each month thereafter. The vesting of the options granted to our non-employee directors under the Director Plan will automatically accelerate upon a change of control of the Company. The exercise price per share for all options automatically granted to directors under the Director Plan will be equal to the market price of our Common Stock on the date of grant and will have a ten year term, but will generally terminate within a specified time, as defined in the Director Plan, following the date the option holder ceases to be a director or consultant of the Company.

     Employee directors, including Mr. Jenab, are eligible to participate in our 1999 Employee Stock Purchase Plan and to receive discretionary grants under our 1998 Stock Plan (the “1998 Plan”). Non-employee directors are also eligible to participate in the 1998 Plan.

     We also maintain directors and officers indemnification insurance coverage which covers directors and officers individually where exposures exist other than those for which we are able to provide direct or indirect indemnification.

Board Meetings and Committees

     Our Board of Directors held a total of six meetings during the fiscal year ended July 31, 2004 (“Fiscal Year 2004”). With the exception of Ram Gupta and David Wright, who attended 55% and 71%, respectively, of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which Messrs. Gupta and Wright served, no director serving throughout Fiscal Year 2004 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. Mr. Anker joined our Board of Directors on September 20, 2004, so he was not a member of our Board of Directors during Fiscal Year 2004.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing Nominating Committee. The independent members of the Board of Directors unanimously nominated the three Class II directors for election to the Board.

     The Audit Committee consists of Messrs. Neumeister, Gupta and Redfield. Our Board has determined that Mr. Neumeister is an independent director and qualifies as the “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. The Audit Committee reviews our internal accounting procedures and consults with, reviews the services provided by and selects our independent accountants. In particular, the Audit Committee is responsible for overseeing the engagement, independence, and services of our independent auditors. The Audit Committee also serves to: (i) act as an independent and objective party to monitor our financial reporting process and internal control system, (ii) review and appraise the audit efforts of our independent auditors, (iii) evaluate our quarterly financial performance as well as our compliance with laws and regulations, (iv) oversee management’s establishment and enforcement of financial policies and business practices, and (v) provide an open avenue of communication among the independent auditors, financial and senior management, counsel and the Board of Directors. The Audit Committee held five (5) meetings during Fiscal Year 2004.

     The Compensation Committee consists of Messrs. Leone, Boisvert and Wright, each of whom is “independent,” as such term is defined by the listing standards of The Nasdaq Stock Market. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held eight (8) meetings during Fiscal Year 2004.

     Although VA Software has no nominating committee, in accordance with the listing standards of The Nasdaq Stock Market, the Board of Director’s independent directors fulfill the role of a nominating committee. It is the view of the Board of Directors that it is appropriate not to have a nominating committee because of the active involvement of the independent directors in the nominating process.

     The independent directors assist the Board of Directors in identifying and evaluating qualified individuals to become directors, determine the composition of the Board of Directors and its committees and monitor the process to assess Board of Director effectiveness. The consideration of any candidate for director will be based on the independent directors’ assessment of the individual’s background, experience, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. While the Board of Directors has not established specific minimum qualifications for director candidates, the independent directors believe that candidates and nominees should reflect a Board that is predominately independent and that is comprised of directors who (1) are of high integrity, (2) have broad, business-related knowledge and experience, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

     The independent directors consider nominees proposed by a number of sources, including management and stockholders. To recommend a prospective nominee for the independent directors’ consideration, stockholders should submit the candidate’s name and contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and VA Software within the last three years and evidence of the nominating person’s ownership of VA Software Common Stock to VA Software’s Corporate General Counsel in writing at the following address: 46939 Bayside Parkway, Fremont, CA 94538.

Compensation Committee Interlocks and Insider Participation

     Our Board of Directors established the Compensation Committee in October 1999. Prior to establishing the Compensation Committee, our Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Since the formation of our Compensation Committee, none of its members has been our officer or employee.

Statement on Corporate Governance

     We regularly monitor developments in the area of corporate governance. We are studying the new federal laws affecting this area, including the Sarbanes-Oxley Act of 2002, as well as rules proposed and promulgated by the SEC and the National Association of Securities Dealers. We will comply with all applicable new rules and will implement other corporate governance “best practices” as we deem appropriate. We believe that we already have procedures in place to safeguard our stockholders’ interests, including the following:

Board of Directors

     Our Board is composed of seven non-employee directors and one employee director, our Chief Executive Officer. The non-employee members of our Board hold regular executive sessions.

     Committees. Our Compensation and Audit Committees are comprised solely of independent directors as determined pursuant to the listing requirements of The Nasdaq Stock Market. Each committee reviews its mandate as legislative and regulatory developments and business circumstances warrant. The Audit Committee re-examined and revised its charter early in Fiscal Year 2003. The Audit Committee’s revised charter appears as Appendix A to this Proxy Statement. The Audit Committee may make additional recommendations to our Board for further revision of the Audit Committee charter to reflect evolving best practices.

     Independence of the Board of Directors. The Board of Directors has determined that, with the exception of Mr. Jenab, who is the President and Chief Executive Officer of the Company, and Mr. Augustin, who served as our Chief Executive Officer from March 1995 until July 2002, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

     Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board of Directors or the other members of our Board of Directors may do so electronically by sending an email to the following address: ir@vasoftware.com. Alternatively, a stockholder can contact our Chairman of the Board of Directors or the other members of the Board of Directors by writing to: Board of Directors, c/o Chairman of the Board of Directors, VA Software Corporation, 46939 Bayside Parkway, Fremont, CA 94538. Communications received electronically or in writing will be reviewed by the General Counsel and distributed to the Chairman of the Board of Directors or the other members of the Board of Directors as appropriate depending on the facts and circumstances outlined in the communication received.

     Attendance at Annual Stockholder Meetings by the Board of Directors. The Company has not adopted a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders. The Company’s informal policy is that it encourages, but does not require, directors to attend. Messrs. Augustin, Boisvert, Jenab and Redfield attended the Company’s 2003 Annual Meeting of Stockholders; the other members of the Board of Directors did not attend.

Employee Matters

     In October 2002, we adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which has been executed by all of the Company’s employees and directors. We require all employees and directors to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. Employees and directors are required to report to our General Counsel any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

     In accordance with the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder by the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received by us or the Audit Committee regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. We are monitoring developments in this field and, if necessary or appropriate, will adopt new procedures consistent with new legislation or regulations.

Other Matters

     Disclosure. We have established a disclosure committee comprised of certain senior executives and managers to specify, coordinate and oversee the review procedures that we use each quarter to prepare our periodic SEC filings.

     Equity Plans. Our standard practice is to obtain stockholder approval before implementing equity compensation plans.

THE BOARD OF DIRECTORS
RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE CLASS II NOMINEES LISTED ABOVE.

PROPOSAL TWO

TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT
ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 2005

     Our Audit Committee has selected BDO Seidman, LLP (“BDO”), an independent registered public accounting firm, to audit our financial statements for our fiscal year ending July 31, 2005 (“Fiscal Year 2005”), and based on this selection, our Board of Directors has unanimously recommended that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by our stockholders. Notwithstanding the selection or a ratification, the Audit Committee, in its discretion, may direct the appointment of new independent accountants at any time during the fiscal year, if the Audit Committee determines that such a change would be in our best interest and the interest of our stockholders. In the event of a negative vote or ratification, the Audit Committee may reconsider its selection.

Replacement of PricewaterhouseCoopers LLP with BDO Seidman, LLP in Fiscal Year 2004

     On June 3, 2004, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent accountants for the fiscal year ended July 31, 2004 (“Fiscal Year 2004”) and engaged BDO Seidman, LLP as our independent registered public accounting firm for Fiscal Year 2004. BDO audited our financial statements for Fiscal Year 2004.

     During the fiscal year ended July 31, 2003 (“Fiscal Year 2003”) and the subsequent interim period through June 3, 2004, there were no disagreements between us and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make a reference to the subject matter of the disagreement in connection with its reports. The audit report of PwC on our consolidated financial statements as of and for Fiscal Year 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During Fiscal Year 2003 and the subsequent interim period through June 3, 2004, we did not consult with BDO regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Attendance at the Annual Meeting

     The Board of Directors expects that representatives of BDO will be present at the Meeting, afforded the opportunity to make a statement if they desire to do so and available to respond to appropriate questions from stockholders.

New Auditor Fee Disclosure Rules

     Under the SEC’s proxy disclosure requirements relating to auditor fees, implemented pursuant to the Sarbanes-Oxley Act of 2002, the audit fee categories have been expanded from three categories to the following four categories:

•	Audit Fees;

•	Audit-Related Fees;

•	Tax Fees; and

•	All Other Fees.

The audit fee categories under the previous rules were reported as Audit Fees, Financial Information Systems Design and Implementation Fees, and All Other Fees. In addition, under the new disclosure rules, “Audit” has been expanded to include audit and attest services provided in connection with statutory and regulatory filings and SEC consent letter.

BDO Fees	Fiscal Year 2004	Fiscal Year 2003
Audit Fees(1)	$120,000	—
Audit-related Fees(2)	$0	—
Tax Fees(3)	$45,000	—
All Other Fees(4)	$0	—
Total BDO Fees	$165,000	—

PwC Fees	Fiscal Year 2004	Fiscal Year 2003
Audit Fees(1)	$98,200	$177,500
Audit-related Fees(2)	$3,046	$0
Tax Fees(3)	$0	$220,000
All Other Fees(4)	$0	$0
Total PwC Fees	$101,246	$397,500

     The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Securities Exchange Act of 1934. With respect to VA Software’s Fiscal Year 2004 and Fiscal Year 2003, these categories include the following components:

1.

“Audit fees” includes fees for audit services principally related to the year-end examination and the quarterly reviews of VA Software’s consolidated financial statements, consultation on matters that arise during a review or audit, reviews of SEC filings and statutory audit fees.

2.	“Audit related fees” includes fees which are for assurance and related services other than those included in Audit fees.

3.	“Tax fees” includes fees for tax compliance, tax-related services and advice.

4.	“All other fees” includes fees for all other non-audit services, including, but not limited to, publications and consulting services on special projects.

Pre-approval Policies and Procedures

     The Audit Committee has adopted a policy regarding non-audit services provided by BDO, our independent accountants. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services such as tax-related services are permitted but limited in proportion to the audit fees paid. Third, the Chair of the Audit Committee pre-approves, with subsequent ratification by the Audit Committee, non-audit services not specifically permitted under this policy and the Audit Committee reviews the annual plan and any subsequent engagements. Thus, all of the services described above under audit-related fees, tax fees and all other fees were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Independence Assessment by Audit Committee

     The Company’s Audit Committee considered and determined that the provision of the services provided by BDO as set forth herein are compatible with maintaining BDO’s independence.

Vote Required

     If a quorum is present and voting, the affirmative vote of the Votes Cast is needed to ratify the appointment of BDO as the Company’s independent accountants, to audit the consolidated financial statements of the Company for our Fiscal Year 2005.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR RATIFICATION OF
THE APPOINTMENT OF BDO SEIDMAN, LLP AS
INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2005.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid or accrued during Fiscal Years 2004, 2003 and 2002 to: (i) our Chief Executive Officer during Fiscal Year 2004, (ii) each of our three other most highly compensated executive officers whose annual compensation exceeded $100,000 for Fiscal Year 2004, and (iii) two additional individuals for whom disclosure would have been necessary under item (ii) above, but for the fact the that such individual was not serving as an executive officer of the Company at the end of Fiscal Year 2004.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Positions	Fiscal Year	Salary	Bonus	Securities Underlying Options	All Other Compensation
Ali Jenab	2004	$433,847	$135,487(1)	812,500	—
Chief Executive Officer, President	2003	$400,000	$158,823(1)	200,000	—
and Director	2002	$400,000	$255,702(1)	2,000,000	—

Colin Bodell	2004	$268,847	$73,880(2)	375,000	—
Senior Vice President and Chief	2003	$250,000	$25,000	100,000	—
Technology Officer	2002	$192,308	$20,000	400,000	—

Kathleen R. McElwee	2004	$230,769	$70,139(3)	375,000	—
Senior Vice President and	2003	$200,000	$25,000	100,000	—
Chief Financial Officer	2002	$102,308	—	400,000	—

Darryll E. Dewan	2004	$192,308	—	900,000	$60,280(4)
Executive Vice President of	2003	—	—	—	—
Worldwide Field Operations	2002	—	—	—	—

Richard French	2004	$205,847	$88,760(5)	150,000	$130,000(5)
Former Senior Vice President and	2003	$250,000	$25,000	100,000	—
General Manager, OSTG	2002	$250,000	—	400,000	—

Greg Orzech	2004	$128,260	$24,193(6)	—	$140,273(6)
Former Senior Vice President, Sales	2003	$197,692	—	200,000	$70,436(6)
	2002	$180,000	—	200,000	$37,156(6)

(1)	In September 2004, Mr. Jenab was paid $68,400 of the $135,487 amount listed under Fiscal Year 2004 Bonus for his attainment of Compensation Committee-established Fiscal Year 2003 performance criteria. In June 2003, Mr. Jenab voluntarily cancelled options to purchase 1,006,250 shares of the Company’s common stock granted to Mr. Jenab by the Company in Fiscal Year 2001. In August 2000, we loaned Mr. Jenab $400,000 (the “Loan”). The Loan bore interest at a rate of six and three-tenths percent per annum and had an eighteen month term that ended in February 2002. During Fiscal Year 2001, we forgave $244,444 of principal and $11,258 of interest on the Loan. During Fiscal Year 2002, we forgave the remaining $155,556 of principal and $3,267 of interest on the Loan.

(2)	In September 2004, Mr. Bodell was paid $42,750 of the $73,880 amount listed under Fiscal Year 2004 Bonus for his attainment of Compensation Committee-established Fiscal Year 2003 performance criteria.

(3)	In September 2004, Ms. McElwee was paid $34,200 of the $70,139 amount listed under Fiscal Year 2004 Bonus for her attainment of Compensation Committee-established Fiscal Year 2003 performance criteria.

(4)	Pursuant to a Fiscal Year 2004 compensation agreement we entered into with Mr. Dewan at the commencement of his employment with the Company in October 2003, we paid Mr. Dewan $60,280 in commission payments.

(5)	In September 2004, Mr. French was paid $42,750 of the $88,760 amount listed under Fiscal Year 2004 Bonus for his attainment of Compensation Committee-established Fiscal Year 2003 performance criteria. Pursuant to a separation agreement we entered into with Mr. French in Fiscal Year 2004, we paid Mr. French $130,000.

Mr.French ceased serving as our Sr. Vice President and General Manager of OSTG, Inc., and his employment with the Company terminated, on May 4, 2004.

(6)	In September 2004, Mr. Orzech was paid $24,193 listed under Fiscal Year 2004 Bonus for his attainment of Compensation Committee-established Fiscal Year 2003 performance criteria. Pursuant to a separation agreement we entered into with Mr. Orzech in Fiscal Year 2004, we paid Mr. Orzech $105,000. Mr. Orzech ceased serving as our Sr. Vice President of Sales on January 29, 2004, and his employment with the Company terminated, on February 27, 2004. Pursuant to a Fiscal Year 2004 compensation agreement we entered into with Mr. Orzech at the commencement of Fiscal Year 2004, we paid Mr. Orzech $35,273 in commission payments. Pursuant to a Fiscal Year 2003 compensation agreement we entered into with Mr. Orzech at the commencement of Fiscal Year 2003, we paid Mr. Orzech $70,436 in commission payments. Pursuant to a Fiscal Year 2002 compensation agreement we entered into with Mr. Orzech at the commencement of Fiscal Year 2002, we paid Mr. Orzech $37,156 in commission payments.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning grants of stock options to each of the executive officers named in our compensation table above during Fiscal Year 2004. All options granted to these executive officers in the last fiscal year were granted under our 1998 Stock Plan. The grants of stock options set forth below are subject to change of control and separation provisions described hereinafter in the section entitled “Change of Control and Severance Agreements.” The percent of the total options set forth below is based on an aggregate of 6,086,221 options granted to employees during Fiscal Year 2004. All options were granted at the then fair market value as determined by our Board of Directors on the date of grant.

     Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees During Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Ali Jenab	487,500(1)	8.01%	$2.4500	07/01/2014	$751,136	$1,903,526
	325,000(1)	5.34%	$2.9800	12/10/2013	$609,084	$1,543,540

Colin Bodell	150,000(1)	2.46%	$2.9800	12/10/2013	$281,116	$712,403
	225,000(1)	3.70%	$2.4500	7/01/2014	$346,678	$878,551

Kathleen R. McElwee	150,000(1)	2.46%	$2.9800	12/10/2013	$281,116	$712,403
	225,000(1)	3.70%	$2.4500	07/01/2014	$346,678	$878,551

Darryll E. Dewan	500,000(2)	8.22%	$4.5700	10/27/2013	$1,437,024	$3,641,701
	100,000(1)	1.64%	$2.9800	12/10/2013	$187,411	$474,935
	300,000(1)	4.93%	$2.4500	07/01/2014	$462,238	$1,171,401

Richard French	150,000(1)	2.46%	$2.9800	12/10/2013	$281,116	$712,403

Greg Orzech	—	—	—	—	—	—

(1)	One forty-eighth of the shares subject to each option vest and become exercisable each month following the date of grant.

(2)	One quarter of the shares subject to each option vest and become exercisable one year following the date of grant, and one forty-eighth of the shares subject to each option vest and become exercisable each month thereafter.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

     The following table sets forth information concerning option exercises in Fiscal Year 2004 and exercisable and unexercisable stock options held by our executive officers named in the summary compensation table at July 31, 2004. The value of unexercised in-the-money options is based on a value of $1.94 per share, the fair market value of our Common Stock as of Friday, July 30, 2004, the last trading day of Fiscal Year 2004, less the actual per share exercise prices, multiplied by the number of shares underlying the option. All options were granted under our 1998 Stock Plan.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
Under Our 1998 Stock Plan

			Number of Securities Underlying Unexercised Options at July 31, 2004		Value of Unexercised In-the-Money Options at July 31, 2004(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ali Jenab	700,000	$2,255,745	1,123,644	1,602,606	$333,291	$674,709
Colin Bodell	76,250	$216,518	96,041	538,543	$53,823	$132,980
Kathleen R. McElwee	172,916	$312,368	126,041	563,543	$13,958	$40,479
Darryll E. Dewan	—	—	14,583	885,417	—	—
Richard French	221,250	$524,004	362,081	—	$68,166	—
Greg Orzech	170,800	$395,471	446,281	—	$26,180	—

(1)	Total value of vested options based on fair market value of Company’s Common Stock of $1.94 per share as of Friday, July 30, 2004.

Change of Control and Severance Agreements

     On February 27, 2001, the Compensation Committee directed management to amend the employment letters of our President and Vice Presidents to insert change of control and termination of employment provisions. On September 10, 2003, the Compensation Committee directed management to amend the employment letters of three (3) additional members of the Company’s senior management to insert change of control and termination of employment provisions. (In September 2004, one of these three members of the Company’s senior management voluntarily resigned his position with the Company; the two who remain employed by the Company are hereinafter referred to as the “Senior Managers.”)

     If we elect to terminate Mr. Jenab’s employment at any time for any reason not deemed by us to be for cause as determined under the agreement, Mr. Jenab will be entitled to receive compensation equal to twelve (12) months of his annual base salary and bonus and twelve (12) months of accelerated vesting. Mr. Jenab may, at any time during a twelve (12) month extended exercise period, exercise his options with respect to shares that have accelerated pursuant to a termination not deemed for cause. The awarding of these benefits will be contingent, however, upon Mr. Jenab entering into a separation and release of claims agreement prepared by us.

     If we elect to terminate Ms. McElwee’s, Mr. Bodell’s, Mr. Dewan’s or one of the Senior Manager’s position at any time for any reason not deemed by us to be for cause, such individual will be entitled to receive compensation equal to six (6) months of such individual’s annual base salary and six (6) months of accelerated vesting. Ms. McElwee, Mr. Bodell, Mr. Dewan or the Senior Manager, as applicable, may, at any time during a six (6) month extended exercise period, exercise his or her options with respect to shares that have accelerated pursuant to a termination not deemed for cause. The awarding of these benefits will be contingent, however, upon Ms. McElwee, Mr. Bodell, Mr. Dewan or the Senior Manager, as applicable, entering into a separation and release of claims agreement prepared by us.

     In the event of a change of control, Mr. Jenab will receive an additional twelve (12) months of vesting and our Vice Presidents and Senior Managers will receive an additional six (6) months of vesting.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

     The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation earned by our executive officers during the fiscal year ended July 31, 2004. Some compensation amounts earned by our executive officers during the fiscal year ended July 31, 2004 were paid during Fiscal Year 2005. Actual compensation paid during Fiscal Year 2004 to the named executive officers is shown in the Summary Compensation Table above.

Introduction

     The Compensation Committee of the Board of Directors establishes our general compensation policies, and establishes the compensation plans and specific compensation levels for executive officers. The Compensation Committee strives to ensure that our executive compensation programs will enable us to attract and retain key people and motivate them to achieve or exceed certain of our key objectives by making individual compensation directly dependent on our achievement of certain financial goals, such as profitability and asset management, and by providing rewards for exceeding those goals.

Compensation Programs

     Base Salary. The Compensation Committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to our success and are targeted to be aligned with median base salary increases, if any, for similarly-situated executives as set forth in “The High-Tech Global Compensation Survey: Executive Functional Area,” provided by Culpepper and Associates, Inc. (“Culpepper”), to which the Company subscribes. Culpepper provides the Compensation Committee with up-to-date, verified data for executive positions at comparable companies based on revenue, geographic location and industry sector. For Fiscal Year 2005, the Compensation Committee has determined to leave base salaries for executive officers unchanged from Fiscal Year 2004.

     Bonuses. The Compensation Committee evaluates each executive officer individually to determine a bonus for the fiscal half years based on performance criteria given to each executive officer at the commencement of the fiscal year. These criteria include milestones aligned with our financial performance. In September 2004, based upon attainment of Compensation Committee-established Fiscal Year 2003 performance criteria, the Compensation Committee awarded Fiscal Year 2003 bonuses of $34,200 and $42,750 to Ms. McElwee and Mr. Bodell, respectively. In March 2004, based upon attainment of Compensation Committee-established first half of Fiscal Year 2004 performance criteria, the Compensation Committee awarded first half Fiscal Year 2004 bonuses of $35,939 and $31,130 to Ms. McElwee and Mr. Bodell, respectively.

     Stock Options. The Compensation Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Compensation Committee views stock options as one of the more important components of our long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. We generally grant options that become exercisable over a four year period as a means of encouraging executives and other employees to remain with us and to promote our success. Options granted to our executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed our financial goals.

     Other Compensation Programs. In addition to the foregoing, officers participate in compensation plans available to all employees, such as participation in both our 401(k) retirement plan and employee stock purchase plan. We do not make matching contributions to either the 401(k) or employee stock purchase plans.

Compensation Limitations

     We have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Compensation Committee has decided that it is not appropriate at this time to take any actions that would disqualify the Company’s stock option plan and executive annual cash bonus plans from deduction.

Compensation for the Chief Executive Officer

     Ali Jenab is our Chief Executive Officer, President and a member of our Board of Directors. The Compensation Committee’s criteria for determining Mr. Jenab’s compensation are driven by several factors: the competitive marketplace (utilizing the Culpepper data and median target described above), our position in the rapidly evolving technology sector in which we operate, his relative ownership interest in the Company and, most importantly, his performance and the performance of the Company.

     In September 2004, the Compensation Committee granted Mr. Jenab a bonus of $68,400 in accordance with Compensation Committee-established Fiscal Year 2003 performance criteria. The Compensation Committee believes that Mr. Jenab performed well throughout Fiscal Year 2004, providing valuable assistance and leadership as we grew our online and application software businesses. In March 2004, the Compensation Committee granted Mr. Jenab a bonus of $67,087 in accordance with Compensation Committee-established first half of Fiscal Year 2004 performance criteria. In addition, during Fiscal Year 2004, the Compensation Committee granted Mr. Jenab options to purchase 812,500 shares of our Common Stock.

     In determining Mr. Jenab’s Fiscal Year 2004 salary, bonus and option grant, the Compensation Committee considered the same criteria, set forth above, it used to evaluate the other executive officers, as well as his contribution to the execution of our strategic plan. For Fiscal Year 2005, based on the same methodology, the Compensation Committee has determined to leave Mr. Jenab’s base salary unchanged from Fiscal Year 2004.

Conclusion

     All aspects of the Company’s executive compensation are subject to change at the discretion of the Compensation Committee in reaction to and in recognition of the rapidly changing circumstances of the current marketplace. The Compensation Committee will monitor our executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

Respectfully Submitted By:

MEMBERS OF THE COMPENSATION COMMITTEE

Douglas Leone, Chairman Andre Boisvert David B. Wright

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors (which is attached as Appendix A to this Proxy Statement). As described more fully in its charter, the purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements; approve the hiring and firing of the independent auditors; assist the Board of Directors in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) our internal accounting and financial controls; prepare the report that the rules of the SEC require be included in our annual proxy statement; provide the Board with the results of its monitoring and recommendations derived therefrom; and provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board of Directors.

     Our management has primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Review of Our Audited Financial Statements for Fiscal Year 2004

     The Audit Committee discussed with BDO Seidman, LLP (“BDO”), our independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, BDO’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from BDO required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with BDO its independence.

     The Audit Committee discussed with BDO the overall scope and plans for the audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held six meetings during Fiscal Year 2004.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, including the audited financial statements in the Annual Report on Form 10-K for Fiscal Year 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of BDO as our independent accountants for Fiscal Year 2005.

Respectfully Submitted By:

MEMBERS OF THE AUDIT COMMITTEE

Robert M. Neumeister, Jr., Chairman Ram Gupta Carl Redfield

Performance Graph

Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of our Common Stock with the cumulative return of the NASDAQ Stock Market (U.S.) Index and the Standard & Poors (“S&P”) Application Software Index for the period commencing December 9, 1999 and ending on July 31, 2004. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
AMONG VA SOFTWARE CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P APPLICATION SOFTWARE INDEX

*	The graph assumes that $100 was invested on December 9, 1999, in our Common Stock, at the offering price of $30.00 per share, and $100 was invested on November 30, 1999, in the NASDAQ Stock Market (U.S.) Index and the S&P Application Software Index, and that all dividends were reinvested. We have not declared or paid any dividends on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CUMULATIVE TOTAL RETURN AT PERIOD ENDED

	12/9/99	7/28/00	7/28/01	7/27/02	7/31/03	7/31/04
VA Software Corporation	100.00	103.75	6.00	2.20	6.27	6.47
NASDAQ Stock Market (U.S.) Index	100.00	131.16	51.77	42.30	46.75	54.50
S&P Application Software Index	100.00	74.74	63.16	28.47	32.46	34.02

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during Fiscal Year 2004 all of our executive officers, directors and ten-percent stockholders complied with all applicable filing requirements.

RELATED PARTY TRANSACTIONS

     In October 2002, we adopted our Code of Conduct, which governs, among other things, related-party transactions. Under our Code of Conduct, related party transactions are disfavored and are therefore avoided wherever possible. Nonetheless, if a related-party transaction with a non-executive officer or non-director is deemed “unavoidable,” such proposed transaction must first be fully disclosed to the Company’s Chief Financial Officer (“CFO”). If the CFO determines that the proposed related-party transaction is material to the Company, then the transaction must be reviewed and approved in writing by the Company’s Audit Committee in advance of consummating the proposed transaction. In addition, any proposed related-party transaction involving a director or executive officer of the Company must be reviewed and approved in writing in advance by the disinterested members of the Company’s Audit Committee.

     In our last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described under “Change of Control and Severance Agreements” and (2) as described below.

Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements will require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: October 29, 2004

Appendix A

VA SOFTWARE CORPORATION
a Delaware corporation

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSES

     The purpose of the Audit Committee of the Board of Directors of VA Software Corporation, a Delaware corporation (the “Company”), shall be to:

1.	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

2.	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

3.	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

4.	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

5.	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

     Each member will be an independent director, as defined in the rules of the (i) NASDAQ and (ii) SEC;

     Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

     At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review (i) the adequacy of such controls; (ii) policies regarding information technology and management information systems; and (iii) before release the disclosure regarding such system of internal controls required under

SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

2.	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

3.	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

4.	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

5.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

6.	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

7.	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

8.	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

9.	Overseeing compliance with the requirements of the SEC for disclosure of independent auditor’s services and audit committee members, member qualifications and activities;

10.	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

11.	Reviewing management’s monitoring of compliance with the Company’s Standards of Business Conduct and with the Foreign Corrupt Practices Act;

12.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

13.	Providing oversight and review at least annually of the Company’s risk management policies, including review of the Company’s investment policies and performance for cash and short-term investments;

14.	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

15.	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

16.	Reviewing and approving in advance any proposed, substantive related party transactions;

17.	Reviewing its own charter, structure, processes and membership requirements;

18.	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

19.	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS

     The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

     The Audit Committee will meet separately with the Company’s president and separately with the Company’s chief financial officer at such times as are appropriate to review the financial controls of the Company. The Audit Committee will meet separately with the independent auditors of the Company at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

     In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION

     Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions up until
VA SOFTWARE CORPORATION 46939 BAYSIDE PARKWAY FREMONT, CA 94538	11:59 P.M. Eastern Time, on December 7, 2004. Have your proxy card in hand when you access the web site.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on December 7, 2004. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to VA Software Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

Attend the Company’s Annual Meeting of Stockholders on December 8, 2004 at 9:00 a.m., local time, at the Company’s corporate headquarters located at 46939 Bayside Parkway, Fremont, CA 94538, and vote in person at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
VA SOFTWARE CORPORATION
The Board recommends a vote “FOR” all Nominees for Director and “FOR” Proposal 2.
Vote on Directors		For	Withhold	For All	To withhold authority to vote, mark “For All Except”
1.	To elect three (3) Class II directors to serve for a three year term and until their successors are duly elected and qualified (Proposal One);	All	All	Except	and clearly write the nominee’s number on the line below.
	01) Andrew Anker, 02) Ram Gupta, 03) Carl Redfield	☐	☐	☐

Vote On Proposal					For	Against	Abstain

2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending July 31, 2005 (Proposal Two).				☐	☐	☐

To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

In their discretion, the Proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on October 11, 2004 are entitled to notice of and to vote at the meeting.

Sincerely,

Bret M. DiMarco Secretary

Fremont, California October 29, 2004

Please sign exactly as your name appears on the stock certificate(s), date and return this Proxy promptly in the reply envelope provided or vote by Internet or by telephone. Please correct your address before returning this Proxy. If shares are held by joint tenants or as community property, both should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

VA SOFTWARE CORPORATION

This Proxy is solicited on behalf of the Board of Directors

2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 8, 2004

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2004 Annual Meeting of Stockholders.  The Proxy Statement and the related proxy form are being distributed on or about October 29, 2004.  You can vote the shares using one of the following methods:

·	Vote through the Internet at the website shown on the proxy card;

·	Vote by telephone using the toll-free number shown on the proxy card;

·	Vote by mail by completing and returning a written proxy card; or

·	Attend the Company’s 2004 Annual Meeting of Stockholders and vote in person.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 7, 2004. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card.

All stockholders are cordially invited to attend the meeting, however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.  Any stockholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS December 8, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VA Software Corporation (the “Company”), a Delaware corporation, will be held on Wednesday, December 8, 2004 at 9:00 a.m., local time, at the Company’s corporate headquarters located at 46939 Bayside Parkway, Fremont, CA 94538, for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the “Signatory”), revoking all prior proxies, hereby appoints Ali Jenab and Kathleen R. McElwee, and each of them, as proxies and attorneys-in-fact (the “Proxies”), with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the common stock of the Company held or owned by or standing in the name of the Signatory on the Company’s books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 8, 2004, at 9:00 a.m. local time at the Company’s corporate headquarters located at 46939 Bayside Parkway, Fremont, CA 94538 and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes said Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card, or, if no specification is made, to vote in favor of the election of all director nominees listed herein and in favor of the ratification of the appointment of BDO Seidman, LLP as the Company’s independent accountants.  The Signatory hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE